Exhibit 10.2

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 22, 2019 (this “Fourth Amendment Agreement”), is by and among ORCC Financing II LLC, as borrower (the “Borrower”), Natixis, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), State Street Bank and Trust Company, as collateral agent, collateral administrator and collateral custodian (in such capacities, respectively, the “Collateral Agent”, “Collateral Administrator” and “Custodian”), Cortland Capital Market Services LLC, as document custodian ( the “Document Custodian”) and the lenders party hereto (the “Lenders”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian and the Lenders are parties to that certain Credit Agreement, dated as of May 22, 2018 (as amended by the Amendments to the Credit Agreement, dated as of October 10, 2018 (“Amendment No. 1”), dated as of December 20, 2018 (“Amendment No. 2”), and dated as of May 30, 2019 (“Amendment No. 3”), the “Existing Credit Agreement” and, as amended or modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Existing Credit Agreement wish to amend the Existing Credit Agreement as set forth herein, including to evidence the termination in full of the Revolving Commitment of Société Générale and the corresponding reduction of the Total Revolving Commitment by the full amount of Société Générale’s Revolving Commitment.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1         Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the introductory paragraph and the recitals) have the meanings assigned to such terms in the Existing Credit Agreement.

ARTICLE II
AMENDMENTS

Section 2.1         Amendments to Existing Credit Agreement. The parties to the Existing Credit Agreement agree, effective as of the Effective Date, subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements contained herein, that the Existing Credit Agreement is hereby amended as follows:

(a)           The Existing Credit Agreement is amended to add Section 15 to read as follows:

Section 15. Acknowledgement Regarding Any Supported QFCs.

To the extent that this Credit Agreement provides support, through a guarantee or otherwise, for Interest Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Credit Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

a)	In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Credit Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Credit Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)          Section 1.1 of the Credit Agreement is amended to add the following new definitions in appropriate alphabetical order to read as follows:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 15.

“Permitted Parent Distribution” means a distribution by the Borrower to the Parent from the proceeds of Borrowings hereunder or other funds in the Collection Account that satisfies all of the following conditions: (x) such distribution occurs during the Reinvestment Period, (y) as evidenced by a compliance certificate delivered by the Borrower to the Administrative Agent not later than 2:00 p.m. (New York City time) at least one Business Day prior to the day of such distribution, which certificate shall set forth the amount of such distribution and all relevant calculations with respect thereto, after giving effect to such distribution (i) no Event of Default or Default is in effect or would result from such distribution and any related prepayment of Loans and (ii) the Senior Advance Rate Test, each Collateral Quality Test, the Concentration Limitations, the requirements of Section 5.37 and the Coverage Tests are satisfied; provided that, solely for purposes of determining whether the Overcollateralization Ratio Test and the Senior Advance Rate Test are satisfied for purposes of this clause (ii), the Principal Collateralization Amount in “Overcollateralization Ratio” and in “Senior Advance Rate” shall be calculated using, (1) for (a) any Collateral Loan that is not a Defaulted Loan, Long Dated Loan or Current Pay Obligation and has a current Market Value of less than 95% of its par amount and (b) Current Pay Obligations up to 5.0% of Total Capitalization that have a current Market Value of less than 95% of their respective par amount (measured separately with respect to each Current Pay Obligation), the lesser of the Market Value and the purchase price of such Collateral Loan and (2) for any Collateral Loan that is not included in clause (1) above (including, for the avoidance of doubt, Current Pay Obligations in excess of 5.0% of Total Capitalization), the method of calculation set out in the definition of Principal Collateralization Amount, and (z) the Borrower gives at least two Business Days’ notice of such distribution to the Agents and S&P. For the avoidance of doubt, the foregoing conditions will not apply to any acquisitions of any new Collateral Obligations by the Borrower from the Parent or any Affiliate of the Parent.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 15.

“Supported QFC” has the meaning set forth in Section 15.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 15.

(c)           The definition “Cov-Lite Loan” is amended by deleting the following language: "forming part of the same loan facility".

(d)           The definition “Concentration Limitation” is amended by replacing the phrase “and (iii) the date of a Permitted Distribution in connection with a Permitted Securitization” with the phrase “, (iii) the date of a Permitted Distribution in connection with a Permitted Securitization and (iv) the date of a Permitted Parent Distribution”.

(e)           Section 2.7(g) is deleted in its entirety and replaced with the following:

(g)        Except as provided in clause (d) above and in the proviso to this clause (g) below, all reductions of the Revolving Commitments shall be applied to the Revolving Commitments of each Revolving Lender, ratably in accordance with their relevant applicable Percentage Shares, and all prepayments of the Loans shall be applied to the outstanding principal amount of the Revolving Loans and Term Loans of each applicable Lender on a pro rata basis; provided that, (i) with the consent of each Revolving Lender, reductions of the Revolving Commitments need not be applied ratably and (ii) with the consent of each Lender, the prepayments of the Loans need not be applied on a pro rata basis.

(f)           Section 5.17 is deleted in its entirety and replaced with the following:

The Borrower shall use the proceeds of the Loans solely (a) for the acquisition and origination of Collateral Loans during the Reinvestment Period (and after the Reinvestment Period only for the acquisition and origination of Collateral Loans committed to during the Reinvestment Period, subject to Section 5.9), (b) to fund Exposure Amounts, (c) to pay fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents and/or (d) to make a Permitted Parent Distribution.

(g)          Section 5.29 is amended by replacing the phrase “except for Permitted Distributions” at the end thereof with the phrase “except for Permitted Distributions and Permitted Parent Distributions”.

(h)          Section 8.2(a) is amended by striking the sentence “The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1.” and replacing it with the sentence “The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collection Account shall be in accordance with the provisions of Sections 6.4, 8.2 and 9.1 or to effect a Permitted Distribution or a Permitted Parent Distribution in accordance with the terms of this Agreement”.

(i)           Section 10.1(a)(v) is amended by replacing the phrase "necessary to satisfy clause (x) of the definition of Permitted Distribution" with "necessary to satisfy sub-clause (x) of clause (b) of the definition of Permitted Distribution".

ARTICLE III

REDUCTION OF TOTAL REVOLVING COMMITMENT

Section 3.1         Reduction of Total Revolving Commitment; Non-Ratable Allocation. Pursuant to Section 2.7(a)(ii) of the Existing Credit Agreement and effective as of the Effective Date, the Borrower hereby permanently reduces the Total Revolving Commitment by $200,000,000. Notwithstanding the provisions of Section 2.7(g) of the Existing Credit Agreement, such reduction shall not be allocated ratably among the Revolving Lenders but shall instead be allocated solely to Société Générale to reduce its Revolving Commitment to $0 (and shall therefore result in the termination of such Revolving Commitment). Each of the Revolving Lenders hereby consents to such non-ratable allocation.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1         Conditions Precedent to Effectiveness. This Fourth Amendment Agreement shall become effective as of the date on which the Administrative Agent shall have received counterparts of this Fourth Amendment Agreement, duly executed and delivered, from all of the parties hereto (such date, the “Effective Date”).

Section 4.2         Notice of Effectiveness. The Administrative Agent shall promptly notify the Borrower in writing upon the occurrence of the Effective Date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

Section 5.1         Fourth Amendment Agreement. (a) The execution, delivery and performance by it of this Fourth Amendment Agreement are within its powers and have been duly authorized by all necessary corporate or limited liability company action, (b) it has received all necessary governmental, regulatory or other approvals for the execution and delivery of this Fourth Amendment Agreement, and the execution, delivery and performance by it of this Fourth Amendment Agreement do not and will not contravene or conflict with any provision of (i) any law or any governmental rule or regulation applicable to it, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree of any court or other agency of government binding on it or its properties, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (iii) any of its Constituent Documents, (c) the execution, delivery and performance by it of this Fourth Amendment Agreement does not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of its material contracts, and (d) the Fourth Amendment Agreement and the Credit Agreement, as amended by this Fourth Amendment Agreement, are legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.2         Absence of Default. No Default or Event of Default exists or would result from this Fourth Amendment Agreement or the transactions contemplated hereby.

Section 5.3         Representation and Warranties in Loan Documents Remain True and Correct. The representations and warranties contained in the Existing Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

ARTICLE VI
MISCELLANEOUS

Section 6.1         Effect of Fourth Amendment Agreement to Credit Agreement. Except as expressly set forth herein, this Fourth Amendment Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or amendment to, or otherwise affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan, all of which are ratified and affirmed in all respects and shall continue in full force and effect, except that, on and after the Effective Date, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Existing Credit Agreement as amended by this Fourth Amendment Agreement. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Fourth Amendment Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with the respective terms and provisions thereof.

Section 6.2         Default or Events of Default. Nothing contained in this Fourth Amendment Agreement shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges, or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document on account of any Default or Event of Default,.

Section 6.3         No Novation. Neither this Fourth Amendment Agreement nor the amendment of the terms of the Credit Agreement by the terms of this Fourth Amendment Agreements shall extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to the extent (if any) expressly set forth herein. Nothing expressed or implied in this Fourth Amendment Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under any Loan Document from any of its obligations and liabilities thereunder, except to the extent (if any) expressly set forth herein. Each of the Credit Agreement and the other Loan Documents shall remain in full force and effect, until and except as modified hereby.

Section 6.4         Reaffirmation. The Borrower as debtor, grantor, pledgor, assignor, or in other similar capacities in which the Borrower grants liens or security interests in its properties under the Loan Documents (as modified hereby), hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such documents to which it is a party, and, except to the extent expressly set forth herein, the Borrower hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to the Loan Documents as security for the Obligations, and confirms and agrees that, except to the extent (if any) expressly set forth herein, such liens and security interests hereafter secure all of the Obligations, including, without limitation, all Obligations hereafter arising or incurred pursuant to or in connection with this Fourth Amendment Agreement, the Credit Agreement or any other Loan Document. The Borrower does not, and hereby covenant that it will not, contest that the Administrative Agent has and will continue to possess valid and perfected security interests in, and liens upon, all of the property as set forth in the Loan Documents (as modified hereby).

Section 6.5         Successors and Assigns. This Fourth Amendment Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Administrative Agent.

Section 6.6         No Representations by Lenders or Administrative Agent. The Borrower hereby acknowledges that, other than as set forth herein, it has not relied on any representation, written or oral, express or implied, by any Lender or the Administrative Agent in entering into this Fourth Amendment Agreement.

Section 6.7         Headings; Entire Agreement. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Fourth Amendment Agreement. This Fourth Amendment Agreement contains the entire understanding of the parties with regard to the subject matter contained herein.

Section 6.8         Severability. If any provision in or obligation of this Fourth Amendment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 6.9         Counterparts. This Fourth Amendment Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written notification of such execution and authorization of delivery thereof. This Fourth Amendment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Fourth Amendment Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment Agreement.

Section 6.10      APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 12.8, 12.11 AND 12.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED INTO THIS FOURTH AMENDMENT AGREEMENT BY REFERENCE.

Section 6.11      Direction to Collateral Agent and Collateral Custodian. The Borrower, the Administrative Agent, the Calculation Agent and each Lender constituting 100% of the Lenders hereby request, direct and consent to the Collateral Agent and the Collateral Custodian’s execution of this Fourth Amendment Agreement. In executing this Fourth Amendment Agreement, the Collateral Agent and the Collateral Custodian shall have the rights, protections, immunities and indemnities granted to them under the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment Agreement to be duly executed and delivered as of the date first above written.

ORCC FINANCING II LLC,
as Borrower

By:
Name:
Title:

Agents:

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent, Collateral Administrator and Custodian

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Document Custodian

By:
Name:
Title:

Lenders:

VERSAILLES ASSETS LLC,
as a Revolving Lender and a Term Lender

By:
Name:
Title:

GREAT AMERICAN INSURANCE COMPANY,
as a Term Lender

By:
Name:
Title:

GREAT AMERICAN LIFE INSURANCE COMPANY,
as a Term Lender

By:
Name:
Title:

SOCIÈTÈ GÈNÈRALE,
as a Revolving Lender

By:
Name:
Title: